UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market
Series D Participating Cumulative Preferred Stock Purchase Rights	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2021, Santal, L.L.C. (“Santal”), a wholly-owned, indirect subsidiary of Stratus Properties Inc. (“Stratus”), as borrower, Stratus, as guarantor, and ACRE Commercial Mortgage 2017-FL3 Ltd., as lender and successor in interest to ACRC Lender LLC, the original lender, entered into the Modification of Loan Agreement, Note, Mortgage and Other Loan Documents (the “Modification Agreement”), which amends that certain Loan and Security Agreement dated September 30, 2019, by and between Santal and ACRC Lender LLC (the “Loan Agreement”) and other related loan documents. The Loan Agreement provides for a non-recourse loan in the amount of $75.0 million (the “Loan”). The Loan is secured by The Santal project, and certain obligations of Santal are guaranteed by Stratus, including customary non-recourse carve-out obligations.

The Modification Agreement amends the Loan Agreement to (i) extend the maturity date from October 5, 2022 to October 5, 2024 (and remove two potential 12-month extensions of the maturity date); (ii) revise the interest rate from LIBOR (or, if applicable, a replacement rate) plus 2.85%, with a 4.80% floor, to LIBOR (or, if applicable, a replacement rate) plus 3.25%, with a 3.40% floor; (iii) eliminate the requirement that Santal make minimum amortization payments beginning in November 2022; (iv) extend the period during which the Loan may not be prepaid (the “lockout period”) from April 2020 to June 2022; and (v) revise certain events or circumstances that would qualify as an event of default or violate the prohibition on conveyances under the applicable provisions. Effective April 15, 2021, the annual interest rate on the loan will be reduced from 4.80% to 3.40%, resulting in annual interest savings of approximately $1.1 million based on current rates.

The foregoing description of the Modification Agreement is not intended to be complete and is qualified in its entirety by reference to the Modification Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1
Modification of Loan Agreement, Note, Mortgage and Other Loan Documents by and among Santal, L.L.C., as borrower, Stratus Properties Inc., as guarantor, and ACRE Commercial Mortgage 2017-FL3 Ltd., as lender, dated as of April 1, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: April 6, 2021